Exhibit 10.6

THIS SECURITY AGREEMENT IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED DECEMBER     , 2003, AMONG EACH OF EQUINOX BUSINESS CREDIT CORPORATION (“DEBTOR”), EQUIFIN, INC., WELLS FARGO FOOTHILL, INC. AND LAURUS MASTER FUND, LTD., A COPY OF WHICH IS ON FILE AT THE OFFICE OF DEBTOR AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.

EQUINOX BUSINESS CREDIT CORP.

SECURITY AGREEMENT

To:                              Laurus Master Fund, Ltd.
c/o Onshore Corporate Services, Ltd.
P.O. Box 1234 G.T
Queensgate House
South Church Street
Grand Cayman, Cayman Islands

Gentlemen:

1.             To secure the payment of all Obligations (as hereafter defined), we hereby grant to you a continuing security interest in all of the following property now owned or at any time hereafter acquired by us, or in which we now have or at any time in the future may acquire any right, title or interest (the “Collateral”): all , all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates, but not own intellectual property), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks and tradestyles in which we now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

2.             The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by (a) us to you hereunder and under the Convertible Term Note dated as of the date hereof made by us in favor of you in the original principal amount of $1,100,000, as amended, modified and supplemented from time to time or otherwise (as amended, modified and supplemented from time to time, the “Note “).

3.             We hereby represent, warrant and covenant to you that: (a) we are a company validly existing, in good standing and formed under the laws of the State of New Jersey and we will provide you thirty (30) days’ prior written notice of any change in our state of formation; (b) our legal name is Equinox Business Credit Corp. as set forth in our Certificate of Incorporation as amended through the date hereof; (c) we are the lawful owner of the Collateral and have the sole right to grant a security interest therein and, subject to the Permitted Encumbrances, will defend the Collateral against all claims and demands of all persons and entities; (d) we will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), other than Permitted Encumbrances (as hereinafter defined), except to the extent said Encumbrance does not secure indebtedness in excess of $100,000 and such Encumbrance is removed or otherwise released within 10 days of the creation thereof; (e) we will at our own cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in our business; (f) we will not without your prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for the sales in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Collateral which is subject to your second priority security interest or are used to repay Obligations or other obligations with respect to Permitted Encumbrances or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist, and subject to the Permitted Encumbrances, the proceeds of which are remitted to you to be held as cash collateral for the Obligations; provided, however, that nothing contained herein shall prohibit us from completing a “Permitted Disposition” (as such term is defined in the “Foothill Loan and Security Agreement,” as hereinafter defined); or from transferring free of any security interest that certain promissory note made by Full Moon Universe, Inc. dated as of March 16, 2000, in the original principal amount of $500,000, with respect to which we have previously participated out substantially all of our interest; (g) we will insure the Collateral against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards and in such amounts as are customary in the case of companies engaged in a similar business as us and by insurers that are reasonably acceptable to you, and will name you as a loss payee, additional insured or a named beneficiary (as the case may be) and all premiums thereon shall be paid by us and copies of such policies delivered to you.  If we fail to do so, you may procure such insurance and the cost thereof shall constitute Obligations; (h) we will at all reasonable times allow you or your representatives free access to and the right of inspection of the Collateral; (i) we hereby indemnify and save you harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that you may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Agreement or in the prosecution or defense of any action or proceeding either against you or us concerning any matter growing out of or in connection with this Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by your own gross negligence or willful misconduct; (j) for the purposes hereof, “Permitted Encumbrances” shall mean any and all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature relating to (i) all indebtedness now owing or that may accrue in the future in connection with that certain Loan and Security Agreement dated as of December 19, 2001 between us and Foothill Capital Corporation, as such agreement may be supplemented, modified of amended from time to time (the “Foothill Loan and Security Agreement”), (ii) “Permitted Liens” as such term is defined in the Foothill Loan and Security Agreement and (iii) participations in factored accounts receivable and agreements related thereto, whether now existing or hereafter entered into.

4.             We shall be in default under this Agreement upon the happening of any of the following events or conditions, each such event or condition an “Event of Default” (a) we shall fail to pay when due or punctually perform any of the Obligations, and such default is not cured within three (3) business days; (b) any covenant, warranty, representation or statement made or furnished to you by us or on our behalf was false in any material respect when made or furnished and shall not be cured for a period of thirty (30) days after the occurrence thereof; (c) the loss, theft, substantial damage, destruction, sale or encumbrance of a material portion of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within 10 days of the creation or the assertion thereof; (d) we shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property; (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against us and if commenced against us shall not be dismissed within 60 days; (f) we shall repudiate or purport to revoke our obligations under the Note or an Event of Default shall have occurred under and as defined in the Note.

5.             Upon the occurrence of any Event of Default and at any time thereafter, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law.  Upon the occurrence of any Event of Default and at any time thereafter you will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire.  Upon your request, we shall assemble the Collateral and make it available to you at a place designated by you.  If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on your records for us.  Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and we shall be liable for any deficiency.   Notwithstanding the foregoing or anything else to the contrary contained herein, the aforesaid rights are subject to the rights of the holders of the Permitted Encumbrances.

6.             If we default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to us, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the then applicable interest rate on the Obligations..

7.             We appoint you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in our behalf that we are required to execute in accordance herewith and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; and to file financing statements against us covering the Collateral.  We hereby ratify and approve all acts of the attorney and neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct.  This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

8.             No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion.  Your books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding and shall, unless there is manifest error, constitute prima facie proof thereof.  You shall have the right to enforce any one or more of the remedies available to you, successively, alternately or concurrently.  We agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you in order to perfect your security interest in the Collateral and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the Collateral.

9.             This Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally.  All of the rights, remedies, options, privileges and elections given to you hereunder shall enure to the benefit of your successors and assigns.  The term “you” as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall enure to the benefit of and shall bind the representatives, successors and assigns of each of us and them.  You and we hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and we agree not to assert any counterclaim in such litigation other than compulsory counter-claims, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection you or we may have as to the bringing or maintaining of such action with any such court.

10.           All notices from you to us shall be sufficiently given if mailed or delivered to us at our address set forth below.

EQUINOX BUSINESS CREDIT CORP

By:
Name:
Title:

Address:

Dated as of: December , 2003

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: